UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported) June 28, 2012

TELLABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-9692	36-3831568
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

One Tellabs Center, 1415 W. Diehl Road, Naperville, Illinois	60563
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 798-8800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

EXPLANATORY NOTE

On June 28, 2012, Tellabs, Inc. (the “Company”) filed a Current Report on Form 8-K to report the appointment of Daniel P. Kelly, as the Company’s acting President and Chief Executive Officer. This Form 8-K/A is being filed to report certain compensation information as required by Item 5.02(c)(3).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointments of Certain Officers; Compensatory Arrangements of Certain Officers

On July 26, 2012, the Compensation Committee of the Board of Directors approved the additional compensation for Daniel P. Kelly, the Company’s acting President and Chief Executive Officer, in recognition of Mr. Kelly’s increased responsibilities and to ensure continuity in what may otherwise be a disruptive period until the Company names a permanent successor to the Company’s prior President and Chief Executive Officer, Rob Pullen, who passed away on July 2, 2012.

The additional compensation Mr. Kelly will be eligible to earn is:

1)	A recognition and retention payment of $100,000, payable on December 31, 2012;

2)	A recognition and retention payment of $100,000, payable on December 31, 2013;

3)	150,000 RSUs granted under the Company’s 2004 Amended and Restated Incentive Compensation Plan, which RSUs will vest in equal annual installments over three years.

Mr. Kelly will be entitled to such amounts provided Mr. Kelly does not voluntarily terminate his employment or is not terminated for cause prior to the dates identified above.

Additional information regarding Mr. Kelly’s compensation may be found in the Company’s Proxy Statement for the 2012 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 6, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TELLABS, INC. (Registrant)

/s/ Thomas P. Minichiello
Thomas P. Minichiello Vice President of Finance and Chief Accounting Officer (Principal Accounting Officer and duly authorized officer)

July 30, 2012

(Date)